EXHIBIT 31

CERTIFICATIONS

I, Christopher Vallos certify that:

1. I have reviewed this Amendment No. 1 to Quarterly Report on Form 10-QSB of Gold Lakes Corp.; and

2. Based on my knowledge, this quarterly report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this quarterly report.

Date: November 3, 2015	By:	/s/ Christopher Vallos
Christopher Vallos
Chief Executive Officer and Chief Financial Officer (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)